                                                                    EXHIBIT 10.4

                             EMPLOYMENT AGREEMENT
                             --------------------


     This Employment Agreement is made and entered into this 30th day of June, 1995, by and between KEVCO, INC., a Texas corporation (the "Employer") and CURTIS LEE DENHAM (the "Employee").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Employee is experienced and qualified to perform duties connected and associated with Employer's Business; and

     WHEREAS, Employer wishes to employ Employee, and the Employee wishes to be employed by Employer, upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, this Agreement is being entered into in order to satisfy a condition precedent set forth in that certain Merger Agreement (the "Merger Agreement") dated June 6, 1995 pursuant to which a subsidiary of Employer, in a cash merger, was merged with and into Service Supply Systems, Inc. ("Service"), Employee's prior employer.

     NOW, THEREFORE, IN CONSIDERATION of the herein recited undertakings, the compensation to be paid by Employer to Employee, the other benefits to Employee resulting from Employee's employment under this Agreement, and the other covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

     1.   Employment.  Employer hereby employs the Employee as an employee
          ----------
of Employer upon the terms and subject to the conditions hereinafter set forth.

     2.   Term of Employment.  Employee's term of employment under this
          ------------------
Agreement shall begin on the effective date of this Agreement as hereinafter provided and shall, subject to early termination as hereinafter set forth in this Agreement, continue until and terminate on the second anniversary date of the effective date of this Agreement (the "initial term"); provided, however, that the term of employment of the Employee under this Agreement shall be automatically extended for an additional period of one year after the expiration of the initial term, unless at least sixty (60) days prior to such date either the Employer or the Employee shall give written notice to the other that the Employee's term of employment under this Agreement shall end upon the expiration of the initial term. If the Employee's term of employment is automatically extended at the expiration of the initial term, it shall be further automatically extended from year to year thereafter unless at least sixty (60) days prior to the anniversary date of any such extension, written notice is given by either the Employer or the Employee to the other that the Employee's term of employment under this Agreement shall end on such anniversary.

     3.   Employee Warranties.  Employee represents and warrants to Employer
          -------------------
that:

          (a) Employee has the legal power and right to enter into this Agreement, and that upon execution and delivery of this Agreement by Employee to Employer, this Agreement will constitute the legal, valid, and binding obligation of Employee, fully enforceable in accordance with its terms and provisions.

          (b) Employee is free to enter into the terms of this Agreement and he has no obligations inconsistent herewith; and

          (c) Employee agrees to devote his best efforts to Employer's business interest to the exclusion of any affiliation in competition with Employer or that might otherwise utilize Employer's know-how or other Confidential Information.

     4.   Duties of Employee.  For the term provided in Paragraph 2 of this
          ------------------
Agreement (subject to earlier termination as hereinafter provided), Employee shall have the same duties and responsibilities as heretofore performed by Employee for Service, as well as such other duties and responsibilities as may from time to time hereafter be assigned to Employee by Employer.

     5.   Place of Employment.  The duties to be performed by Employee shall
          -------------------
be performed at the offices of Employer, located in Ashburn, Georgia and at such other temporary locations as the Board of Directors of Employer may from time to time determine or require for the performance of his duties as an employee of Employer.

     6.   Time Requirements.  The Employee shall devote his entire
          -----------------
productive time, ability and attention during normal business hours to the business of Employer during the term of this Employment Agreement. Employee shall not, directly or indirectly, without the prior consent of Employer, render any services of a business, commercial or professional nature to any other organization or legal entity, whether for compensation or otherwise, during the term of this Employment Agreement as provided in Paragraph 2 hereof.

     7.   Conduct Requirements.  Employee shall, at all times during the
          --------------------
term of this Employment Agreement, conduct himself in such a manner as to reflect credit to Employer and shall not do or perform any acts in his capacity as an employee of Employer and/or in his personal and/or social life and/or in his financial affairs which are or may be considered improper, immoral, dishonest, indiscreet and/or may cause the Employee and/or Employer to suffer loss of reputation and/or cause the Employee and/or Employer embarrassment.

     8.   Compensation.  Effective as of the effective date of this
          ------------
Agreement, Employer shall pay to Employee as compensation during the term of this Employment Agreement (unless this Agreement is earlier terminated as hereinafter provided in Paragraph 11 hereof) the following compensation, subject to deductions, offsets and credits as elsewhere set forth in this Paragraph 8:

          (a)  Salary.  During the initial term and any extension thereof,
               ------
Employee shall receive an annual salary of $78,000, subject to mandatory deductions and withholdings as required by law, payable in equal installments determined by dividing such annual salary by the number of payroll periods of Employer during the calendar year following the effective date of this Agreement, figured to and prorated for any partial employment period.

          (b)  Reimbursement of Business Expenses.  In the event the Internal
               ----------------------------------
Revenue Service should disallow as a deductible expense to Employer any portion of any payments by Employer to or on behalf of Employee for reimbursement or payment of business expenses of Employee, Employee covenants and agrees that upon final determination of a court of competent jurisdiction adverse to Employer or prior to such determination, settlement by Employer, Employee will promptly repay to Employer such portion of business expenses disallowed as a deductible expense.

          (c)  Other Deductions.  Employee hereby specifically consents and
               ----------------
acknowledges that Employer shall have the right at any time and from time to time during the term of this Agreement to deduct, withhold, offset, or otherwise credit any amounts or sums to which

Employee may be entitled under this Agreement, whether salary, bonus, or other compensation or remuneration whatsoever, against and in respect of any Obligations, in order to reimburse, discharge, liquidate, or otherwise retire any Obligations owing by Employee to Employer or for which Employee is otherwise liable to Employer. As used herein, the term "Obligations" means:

               (i) any advances or other loans made by Employer to Employee, as evidenced by a writing;

               (ii) any and all other or additional indebtedness or liabilities for which Employee is now or may become liable to Employer in any manner, regardless of how the indebtedness or liability may have been or may be acquired by Employer; and

               (iii) any and all extensions and renewals of or substitutes for any of the foregoing indebtedness, obligations, and liabilities or any part thereof.

          (d)  Other Benefits.  During the initial term and any extension
               --------------
thereof, Employee shall be eligible to participate in any stock option plan, incentive compensation plan or bonus plan which may be provided by Employer, the actual participants therein and benefits granted thereunder to be at the sole discretion of Employer.

     9.   Employee Benefits.  During the term of this Employment Agreement,
          -----------------
Employee shall be entitled to the following benefits:

          (a)  Medical Benefits.   Employer agrees to include Employee, with no
               ----------------
delay in coverage, in any hospital, surgical and medical plan or plans of Employer for its employees generally from time to time during the term of this Employment Agreement, provided Employee is eligible in accordance with the terms and conditions of such plan or plans to be covered by such plan or plans. The costs of participating in such plan or plans shall be borne as provided in rules and regulations adopted by Employer from time to time dealing with such plan or plans.

          (b)  Other Benefit Plans.   Employee, during the term of this
               -------------------
Employment Agreement, shall be eligible to be included in any profit sharing, pension, deferred compensation or other benefit plans of Employer, including group term life insurance, for all or any portion of its employees, including its key employees, from time to time during the term of this Employment Agreement. The costs of participating in any of such benefit plans shall be borne as provided in rules and regulations adopted by Employer from time to time dealing with any of such plans.

     It is agreed and understood that there shall be no obligation on the part of Employer to provide for the participation of the Employee in, or to institute, any such plan or plans or to make any contribution or contributions thereunder.

          (c)  Vacation and Holidays.  Employee shall be entitled to an annual
               ---------------------
vacation with pay, such vacation to be consistent with the vacation policy of Service heretofore in effect (or such greater length of time as may be approved from time to time by the President of Employer), and to be taken by Employee at reasonable times and on or before each anniversary of the effective date of this Agreement. Unused vacation days may not be carried over if not taken prior to an anniversary date. In addition, Employee shall be entitled to such holidays as Employer elects to provide for its employees generally.

     10.  Business Expenses.  Employee shall be entitled to receive
          -----------------
reimbursement for, or payment directly by Employer of, all reasonable expenses incurred by Employee in the performance of his duties under this Agreement, provided that (i) the Employee accounts therefor in writing pursuant to Section 274 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) such expenses are ordinary and necessary business expenses of Employer within the meaning of Section

162 of the Code, and (iii) Employee has first obtained the approval of Employer to the incurring of such expenses in excess of $2,000.00 as to any one matter or occurrence.

     11.  Termination.  This Employment Agreement shall terminate earlier than
          -----------
provided in Paragraph 2 hereof upon the death or disability of Employee or upon the termination of Employee's employment with Employer by virtue of Employee's resignation, whichever shall first occur.

          (a)  Death or Disability.  In the event Employee shall die or become
               -------------------
disabled during the term of this Employment Agreement, then and in such event, this Employment Agreement shall automatically terminate as of such date. The Employer shall pay to Employee or Employee's legal representatives the salary and performance bonus, if any, due and owing to Employee figured prorata up to and including the date of death or disability.

     As used in this Agreement, the term "disability" shall have the meaning given such term in any disability insurance policy or policies covering the Employee if any such policy or policies is in force at the time a determination of disability is to be made. If no such policy is in force at such time, the term "disability" or "disabled" shall mean the physical or mental incapacity of the Employee which has prevented or will prevent such Employee from substantially performing the usual duties of his employment with Employer for a continuous period of at least ninety (90) days. If there is any dispute as to whether the Employee is disabled (whether or not any disability policy is in force), the Employee and Employer shall each select a medical doctor duly licensed in the state of Employee's permanent residence within 15 days of the date the issue of disability first arises. The two doctors so selected shall then within 15 days thereafter mutually agree on a third medical doctor duly licensed in such state. The three doctors so selected shall then within 30 days following the selection of a third medical doctor make a determination as to whether the Employee is disabled. The decision of the three medical doctors so selected shall be conclusive on all parties concerned. The cost and expense of the three medical doctors so selected shall be borne by the Employer.

          (b)  Termination for Cause.  If (i) Employee willfully breaches,
               ---------------------
refuses to perform, or habitually neglects the duties he is required to perform under the terms of this Employment Agreement, or (ii) Employee breaches, defaults, fails to fulfill, perform or observe or otherwise violates any of the terms or conditions of this Employment Agreement, and any such breach, default, nonfulfillment, nonperformance, nonobservance, or other violation has not been remedied, or commenced to be remedied and pursued to completion using due diligence, within ten (10) days after receipt by Employee from Employer of written notice of the existence of same (except for violations of Paragraphs 13, 14, and 15 for which no notice shall be required and with respect to which no cure period is available), or (iii) Employee commits a felony or a crime involving moral turpitude, or (iv) Employee divulges trade secrets or competes with Employer, Employer may upon the occurrence or happening of any such events, and after expiration of any applicable cure period, at its option, immediately and without advance notice, terminate this Employment Agreement by giving written notice of such termination to Employee. If the employment of Employee is terminated by Employer for cause, Employee shall be entitled to no further compensation or other benefits hereunder as of the date of termination and shall only be entitled to salary and any bonus earned by him prior to the date of termination as provided for in this Agreement.

          (c)  Termination Without Cause.  This Employment Agreement and
               -------------------------
Employee's employment by Employer may not be terminated by Employer without cause.

          (d)  Early Termination by Employee.  If Employee resigns or otherwise
               -----------------------------
terminates his employment with Employer prior to the expiration of the term provided in Paragraph 2 hereof, Employee shall forfeit and shall not be entitled to receive any compensation or other amounts from Employer whatsoever except any salary and bonus earned by him prior to the date of termination as provided for in this Agreement. Any termination pursuant to this Paragraph 11(d) shall not limit any right or remedy that Employer may have against Employee.

     12.  Status of Agreement.  The benefits or payments made under this
          -------------------
Employment Agreement shall be independent of and in addition to those under any other agreement which may be in effect between the parties hereto or any other compensation payable to Employee or his designees or estate by the Employer and unless specifically referred to herein or unless otherwise provided by agreement or law, nothing contained herein shall be deemed to exclude Employee from any pension, profit-sharing, insurance or other benefits to which he may otherwise be or might become entitled as an employee of Employer.

     13.  Engaging in Other Employment.  Contemporaneously with the execution
          ----------------------------
and delivery of this Employment Agreement, Employee shall execute and deliver to Employer a Non-Compete Agreement in the form attached as an exhibit to the Merger Agreement.

     14.  Confidential Information.
          ------------------------

          (a) Employee recognizes that Employer's business interests require a confidential relationship between Employer and Employee and the fullest practical protection and confidential treatment of Employer's financial data, writings, computer software, sources of supply, know-how, plans and programs, and other knowledge of Employer's Business, including but not limited to the identity of its customers and suppliers, its arrangements with such suppliers and customers and technical data relating to its business, products, and services (all of which is collectively referred to as the "Confidential Information"), which may in whole or in part be conceived or learned of by Employee in the course of Employee's employment with Employer.

          (b) Employee agrees to keep secret and to keep confidential all of Employer's Confidential Information, whether or not copyrightable or patentable, both during and after the termination of Employee's employment with Employer. Employee further covenants and agrees not to use or aid others in learning of or using any of Employer's Confidential Information except in the faithful performance of Employee's duties for Employer. In this regard, during the term hereof and for two (2) years following the termination of this Agreement, Employee covenants and agrees that, except insofar as authorized by Employer as a necessary disclosure to persons having a need to know consistent with the working relationship within Employer and with Employer's customers:

               (i) Employee will not directly or indirectly disclose Confidential Information to others either within or outside of Employer;

               (ii) Employee will not use Confidential Information for his own account and will not aid or abet others in use of it for either their account or his account or benefit;

               (iii) Employee will not make or disclose documents or copies of documents containing disclosures of Confidential Information; and

               (iv) As to documents which are delivered to Employee or which are made as a necessary part of the working relationships and duties within Employer and with Employer's customers and suppliers, Employee will treat them confidentially and will mark them as proprietary confidential documents not to be reproduced or used without appropriate authority of Employer.

          (c) In the event of a breach or threatened breach by Employee of the provisions of this Paragraph 14, Employer shall, in addition to any other available remedies, be entitled to an injunction restraining Employee from disclosing, in whole or in part, any such information or from rendering any services to any person, firm, corporation, partnership, association or other legal entity to whom any such information may have been disclosed or is threatened to be disclosed. Nothing herein shall be construed to limit any protection or remedy otherwise available to Employer under the Georgia Trade Secrets Act or other applicable law protecting confidential information.

     15.  Technological Information.
          ----------------------------

          (a) Employee covenants and agrees to and with Employer to make prompt and complete disclosure to Employer of every item of Confidential Information relating to Employer's business. Employee hereby assigns to Employer, all of Employee's rights, title, interests, claims or incidents of ownership in and to every idea, computer program, invention, improvement, betterment, discovery, process, formula, design, trademark, copyright, or manufacturing method or technique (collectively the "Technological Information").

          (b) Employee covenants and agrees to and with the Employer that every item of Technological Information which relates to the Company's business or products or which arises out of his use of Employer's time, facilities or money is the property of Employer. Further, each and every portion of the Technological Information which is conceived in whole or in substantial part by Employee and which is in response to, is built upon or utilizes the Employer's Confidential Information, is the property of Employer.

     16.  Continuing Effect.  The provisions of Paragraphs 13, 14 and 15 of this
          -----------------
Employment Agreement shall continue to be binding upon Employee in accordance with the terms therein contained, notwithstanding termination of Employee's employment hereunder for any reason whatsoever.

     17.  Miscellaneous Provisions.
          ------------------------

          (a)  Notice.  All notices, demands, changes of address, requests or
               ------
other communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or telegram, telephonic facsimile or other electronic process.

          (b)  Governing Law.  This Agreement shall be subject to, governed by
               -------------
and construed in accordance with federal law and the internal substantive laws, not the law of conflicts, of the State of Georgia.

          (c)  Captions.  The captions used herein are for administrative and
               --------
convenience purpose only and shall not be construed in interpreting this Agreement.

          (d)  Gender.  Whenever the context so requires, the masculine shall
               ------
include the feminine and neuter, and the singular shall include the plural, and conversely.

          (e)  Legal Construction.  If any portion of this Agreement shall be
               ------------------
held invalid or inoperative, then so far as reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative, and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

          (f)  Amendments.  This Agreement may be amended from time to time by
               ----------
 an instrument in writing signed by all those who are parties to this Agreement at the time of such amendment, such instrument being designated on its face as an "Amendment" to this Agreement.

          (g)  Waiver.  The failure of any party to insist in one or more
               ------
instances upon the performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition, but the obligations of any party with respect thereto shall continue in full force and effect.

          (h)  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

          (i)  Remedies.  Each party hereto acknowledges that a remedy at law
               --------
for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive any requirement for securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. Such remedy shall be cumulative and not exclusive and shall be in addition to any other rights or remedies any party may have against the other.

          (j)  Attorneys' Fees.  If any action at law or in equity, any action
               ---------------
for injunctive or declaratory relief, is brought to enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose and which fees and expenses shall be in addition to any other relief which may be awarded.

          (k)  Prior Agreements.  This Agreement (and the exhibits hereto)
               ----------------
contains the entire agreement between the parties hereto and supersedes any and all prior agreements, whether written or oral, between the parties with respect to the within subject matter.

     18.  Time of the Essence.  Time shall be of the essence throughout the term
          -------------------
of this Employment Agreement.

     19.  Effective Date.  The effective date of this Agreement is June 30,
          --------------
1995.

     20.  Management Incentive Bonus.  Employer has adopted a Management
          --------------------------
Incentive Bonus Plan (the "Plan"), the terms and provisions of which Plan are hereby set forth on EXHIBIT "A" attached hereto and herein incorporated by reference for all purposes. Employee is hereby designated as a member of the Management Group (as such term is defined in EXHIBIT "A"), who shall be entitled to participate in the Incentive Bonus (as such term is defined on EXHIBIT "A"). Capitalized terms used on EXHIBIT "A" but not defined therein shall have the meanings given such terms in the Merger Agreement.


                                        EMPLOYER:

                                        KEVCO, INC.,

                                        A TEXAS CORPORATION

                                  By:   /s/ JERRY E. KIMMEL
                                        ----------------------------------------
                                        Jerry E. Kimmel
                                        Its Chairman of the Board and President

                                        Address:  University Centre I
                                                  Suite 200
                                                  1300 South University
                                                  Fort Worth, Texas 76107


                                        EMPLOYEE:


                                        /s/ CURTIS LEE DENHAM
                                        ----------------------------------------
                                        Signature

                                        CURTIS LEE DENHAM

                                        Address:  Route 1, Box 860
                                                  Tifton, GA 31794


                                  EXHIBIT "A"

                          Management Incentive Bonus
                          --------------------------

     (a) As an inducement to the key employees of the Company to remain with the Surviving Corporation following the Merger, Buyer shall cause the Surviving Corporation to institute a management incentive plan to pay the key employees of the Surviving Corporation to be selected by Buyer and the Surviving Corporation (the "Management Group") a management incentive bonus (the "Incentive Bonus") if the net earnings before tax for Buyer and the Surviving Corporation and their respective subsidiaries, if any, on a consolidated basis (the "Consolidated Earnings") for fiscal years ending December 31, 1996, 1997 and 1998 (each a "Target Year") exceed the following minimum Consolidated Earnings (the "Base Earnings") calculated and payable as provided herein:

                   Target Year          Base Earnings
                   -----------          -------------

                   1996                 $7,000,000
                   1997                 $8,000,000
                   1998                 $9,000,000

     (b) The Consolidated Earnings for each Target Year shall be determined by independent certified public accountants (the "Accountants") selected by Buyer and approved by the Management Group. Buyer's current firm of independent certified public accountants or a firm of certified public accountants of national standing will be acceptable for such purpose. Within 120 calendar days of the close of each Target Year, Buyer will prepare and deliver to the Management Group an income statement as of the close of each Target Year (a "Target Year Income Statement") showing the computation of the Consolidated Earnings as of the end of such Target Year, computed in accordance with the provisions set forth herein. Each Target Year Income Statement will be prepared in accordance with GAAP, applied on a basis consistent with that heretofore used in, and in accordance, with the same accounting principles heretofore applied in, the preparation of Buyer's audited financial statements. Each Target Year Income Statement shall be audited by the Accountants and shall include a schedule prepared by the Accountants showing the computation of the Incentive Bonus, if any, for such Target Year. Each Target Year Income Statement shall also include an opinion of the Accountants that such Accountants have audited the Target Year Income Statement in accordance with generally accepted audited standards and that such Target Year Income Statement was prepared in accordance with GAAP, applied on a basis consistent with that heretofore used in, and in accordance with the same accounting principles heretofore applied in, the preparation of Buyer's audited financial statements, and in accordance with the terms of this Agreement. In determining the Incentive Bonus, if any, for a Target Year, the Target Year Income Statement for such Target Year and the accompanying schedule, as prepared by the Accountants, shall be conclusive on the parties as to whether any portion of the Incentive Bonus is payable with respect to such Target Year.

     (c) If the Consolidated Earnings for a Target Year exceed the Base Earnings for such Target Year, as determined by the Accountants pursuant to Section (b) above, the Surviving Corporation shall pay to the Management Group an Incentive Bonus for such Target Year (the "Target Year Incentive Bonus") determined by multiplying (i) the amount by which the Consolidated Earnings for such Target Year exceed the Base Earnings for such Target Year by (ii) 4. No Target Year Incentive Bonus shall be payable in the event the Consolidated Earnings for any Target Year is equal to or less than the Base Earnings for such Target Year. The Base Earnings for a Target Year shall not be cumulated with the Base Earnings of any other Target Year in determining whether any portion of the Incentive Bonus is payable. In no event shall the Incentive Bonus exceed, in the aggregate, $1,000,000.00 (the "Maximum Incentive Bonus").

     (d) Within 10 Business Days after receipt by the Management Group of a Target Year Income Statement pursuant to which a Target Year Incentive Bonus is payable, Buyer shall cause the Surviving Corporation to pay, in cash, each member of the Management Group the portion of the Target Year Incentive Bonus to which they are entitled.

     (e) If, prior to December 31, 1997, the Surviving Corporation's business is sold by Buyer pursuant to a sale of assets or other form of divestiture of the Surviving Corporation's business, then and in that event, any portion of the Maximum Incentive Bonus theretofore not paid to the

Management Group shall by virtue of such sale or other divestiture be deemed to be earned by the Management Group.

                                                           PAGE 18